UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 2, 2023

ESCO TECHNOLOGIES INC.

 (Exact Name of Registrant as Specified in Charter)

Missouri	1-10596	43-1554045
(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of Incorporation)	File Number)	Identification No.)

9900A Clayton Road, St. Louis, Missouri	63124-1186
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 314-213-7200

Securities registered pursuant to section 12(b) of the Act:

Name of each exchange
Title of each class	Trading Symbol(s)	on which registered
Common Stock, par value $0.01 per share	ESE	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐   Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.113d-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).            Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Human Resources and Compensation Committee of the Registrant’s Board of Directors has adopted a supplement to the Registrant’s Clawback Policy (the “Supplemental Clawback Policy”) effective October 2, 2023. The Supplemental Clawback Policy will apply to the Registrant’s current and former executive officers, as determined by the Board in accordance with Section 10D of the Exchange Act, Rule 10D-1 thereunder and the listing standards of the NYSE or any other national securities exchange on which the Registrant’s securities are listed (“Covered Executives”), and specifically provides that the enhanced NYSE and SEC compensation clawback rules which will become effective on that date will apply to the Covered Executives’ Incentive-Based Compensation (as defined in the Supplemental Clawback Policy). A copy of the Supplemental Clawback Policy is attached to this report as Exhibit 10.1.

The Committee has also prospectively amended and restated the Registrant’s Performance Compensation Plan (“PCP”), its annual cash incentive plan, effective October 2, 2023. The amended PCP provides that beginning with the fiscal 2023 awards, payments to the Covered Executives pursuant to the PCP will be subject to the Supplemental Clawback Policy. A copy of the amended and restated PCP is attached to this report as Exhibit 10.2.

Item 9.01 Financial Statements and Exhibits

(d)       Exhibits

Exhibit No.	Description of Exhibit
10.1	Supplemental Clawback Policy effective October 2, 2023
10.2	Performance Compensation Plan as amended effective October 2, 2023
104	Cover Page Inline Interactive Data File

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 3, 2023

ESCO TECHNOLOGIES INC.

By:	/s/Jeffrey D. Fisher
Jeffrey D. Fisher
Assistant General Counsel and Assistant Secretary